UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 7, 2020
ION Geophysical Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd., Suite 100 Houston, Texas (Address of principal executive offices)	77042-2855 (Zip Code)

Registrant’s telephone number, including area code: (281) 933-3339

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	IO	New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 7, 2020, ION Geophysical Corporation (the “Company”) entered into a Settlement Agreement (the “Agreement”) with WesternGeco L.L.C. (“WesternGeco”) that ends the decade-long patent litigation between the two parties.

Pursuant to the Agreement, WesternGeco will permanently dismiss the pending lawsuit, grant the Company a license to the underlying patents, and lift the injunction that prevents the Company from manufacturing DigiFINTM in the United States.

In exchange, the Company agreed to pay a settlement value to WesternGeco based out of future revenues from the Company’s multi-client data library, comprising 1) a small percent of 2D multi-client late sales for a 10-year period, and 2) transferring a majority of the Company’s revenue share to WesternGeco on the parties’ existing joint multi-client reimaging product offshore Mexico. The parties also agreed to expand the existing multi-client collaboration opportunities through new arrangements within specific geographies and product offerings.

Item 8.01.    Other Events.

On April 9, 2020, the Company issued a press release announcing a settlement of the decade-long patent litigation with WesternGeco regarding lateral streamer positioning. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release dated April 9, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2020	ION GEOPHYSICAL CORPORATION
By: /s/ MATTHEW POWERS Matthew Powers Executive Vice President, General Counsel and Corporate Secretary